   As filed with the Securities and Exchange Commission on November 21, 1997.

                                            Registration No. 33-______________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               MICRION CORPORATION
                               -------------------
             (Exact name of registrant as specified in its charter)

                                   04-2892070
                                   ----------
                      (I.R.S. employer identification no.)

                                  Massachusetts
                                  -------------
         (State or other jurisdiction of incorporation or organization)

                One Corporation Way, Peabody, Massachusetts 01960
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                  Amended and Restated 1994 Omnibus Stock Plan
                  --------------------------------------------
                            (Full title of the plans)

          David M. Hunter, Vice President, Finance and Administration,
                      Chief Financial Officer and Treasurer
                               Micrion Corporation
                               One Corporation Way
                                Peabody, MA 01960
                                -----------------
                     (Name and address of agent for service)

                                 (978) 538-6700
                                 --------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
=========================================================================================
                                         Proposed           Proposed
       Title of          Amount           maximum           maximum            Amount
      securities          to be          offering          aggregate             of
         to be         registered        price per          offering        registration
      registered           (1)           share (2)         price (2)             fee
-----------------------------------------------------------------------------------------
Common                   500,000          $20.50         $10,250,000         $3,106.06
Stock,                   shares
No par
value
=========================================================================================

(1) Plus such additional number of shares as may be required pursuant to the plans in the event of a stock dividend, split-up of shares, recapitalization or other similar change in the Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1), on the basis of the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market System on November 19, 1997.

                                EXPLANATORY NOTE


     This Registration Statement has been prepared in accordance with the requirements of Form S-8, as amended, and relates to an aggregate of 500,000 shares of Common Stock, no par value per share, of Micrion Corporation (the "Company"), which represent the increase in the number of shares issuable under the Company's Amended and Restated 1994 Omnibus Stock Plan (the "Plan") approved by the Board of Directors of the Company on August 6, 1997 and subsequently approved by the stockholders of the Company on November 3, 1997. The Company previously filed with the Securities and Exchange Commission on December 27, 1994, a Registration Statement on Form S-8 (File No. 33-87928), covering an aggregate of 350,390 shares of the Company's Common Stock, including 200,000 shares then reserved for issuance under the Plan, and a Registration Statement on Form S-8 (File No. 33-99850), covering an additional 300,000 shares of the Company's Common Stock then reserved for issuance under the Plan.

                           INCORPORATION BY REFERENCE

     The contents of the Company's Registration Statements on Form S-8 (File Nos. 33-87928 and 33-99850), filed with the Securities and Exchange Commission on December 27, 1994 and November 30, 1995, respectively, are incorporated herein by reference.

                                     PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.       EXHIBITS.

     5.1 Opinion of Choate, Hall & Stewart as to the legality of the shares being registered.

     23.1     Consent of KPMG Peat Marwick LLP

     23.2     Consent of Choate, Hall & Stewart (included in Exhibit
              5.1).

     24.1     Power of Attorney (included in page II-3).

     99.1     The Company's Amended and Restated 1994 Omnibus Stock
              Plan.

------------------
*Incorporated by reference from the Company's registration statement on Form SB-2 (SEC File No. 33-75784) initially filed with the Commission on March 1, 1994.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Peabody, The Commonwealth of Massachusetts on November 21, 1997.

                                                    Micrion Corporation
                                                    (Registrant)




                                                    By: /s/ Nicholas P. Economou
                                                        ------------------------
                                                        Nicholas P. Economou
                                                        President and Chief
                                                        Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Nicholas P. Economou, David M. Hunter and Roslyn G. Daum, jointly and severally, his true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on November 21, 1997 by the following persons in the capacities indicated.


NAME                                CAPACITY


/s/ Nicholas P. Economou            President, Chief Executive
---------------------------         Officer and Director (Principal
Nicholas P. Economou                Executive Officer)


/s/ David M. Hunter
---------------------------         Vice President, Finance and
David M. Hunter                     Administration, Chief Financial
                                    Officer and Treasurer (Principal
                                    Financial and Accounting
                                    Officer)

/s/ Billy W. Ward
---------------------------         Senior Vice President and
Billy W. Ward                       Director


/s/ Louis P. Valente
---------------------------         Director
Louis P. Valente


/s/ Thomas W. Folger
---------------------------         Director
Thomas W. Folger


/s/ Charles M. Mckenna
---------------------------         Director
Charles M. McKenna

                                INDEX TO EXHIBITS

EXHIBIT NUMBER                                                   PAGE

     5.1      Opinion of Choate, Hall & Stewart as
              to the legality of the shares being
              registered

     23.1     Consent of KPMG Peat Marwick LLP

     23.2     Consent of Choate, Hall & Stewart
              (included in Exhibit 5.1)

     24.1     Power of Attorney (included in page II-3)

     99.1     The Company's Amended and Restated
              1994 Omnibus Stock Plan.

---------------

*Incorporated by reference from the Company's registration statement on Form SB-2 (SEC File No. 33-75784) initially filed with the Commission on October 8, 1985.